UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 22, 2006

Avanir Pharmaceuticals
__________________________________________
(Exact name of registrant as specified in its charter)

California	001-15803	33-0314804
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11388 Sorrento Valley Road, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-622-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The disclosure set forth below under Item 2.01 regarding the entry into a definitive agreement to acquire Alamo Pharmaceuticals, LLC ("Alamo") is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 22, 2006, Avanir Pharmaceuticals (the "Company") entered into a Unit Purchase Agreement (the "Agreement") with Alamo and the members of Alamo (the "Selling Holders"), pursuant to which the Company agreed to acquire from the Selling Holders all of the outstanding equity interests in Alamo, subject to the satisfaction of certain closing conditions. On May 24, 2006, the Company completed the transactions contemplated under the Agreement and acquired Alamo as an indirect wholly owned subsidiary. There were no pre-existing relationships between the Company and its affiliates on the one hand and Alamo or the Selling Holders on the other.

Pursuant to the Agreement, the Company paid the Selling Holders cash consideration of $4,040,000 and issued three promissory notes in the respective principal amounts of $14,400,000, $6,675,000 and $4,000,000 (the "First Note," "Second Note" and "Third Note" respectively), representing indebtedness in the aggregate principal amount of $25,075,000 (collectively, the "Notes"). The Notes bear interest at an average rate equal to the London Inter-Bank Offered Rate, or "LIBOR," plus 1.33%. Interest accruing on the Notes is payable monthly and the principal amount of the Notes matures three years from the date of issuance, provided that (i) the Selling Holders may demand early repayment of the First Note if the closing price of the Company’s Class A common stock ("common stock"), as reported on the Nasdaq National Market, equals or exceeds $15.00 per share for a total of 20 trading days in any 30 consecutive trading-day period (the "Stock Contingency"), and (ii) the Company must apply 20% of its future net offering proceeds from equity offerings to repay the Notes (starting with the First Note), and must repay the Notes in full if the Company has raised more than $100,000,000 in aggregate net equity offering proceeds following the acquisition of Alamo.

If the Selling Holders demand repayment of the First Note following satisfaction of the Stock Contingency, the Company shall repay the note within 180 days from the demand and may repay the note in cash or in shares of common stock. If the Company elects to repay the First Note in shares of common stock, the shares will be valued at 95% of the average closing price of the common stock, as reported on the Nasdaq National Market, for the five trading days prior to repayment, subject to a price floor.

The Company has the right to prepay, in cash or in common stock, the amounts due under the Notes at any time, provided that the Company may only pay the Notes in common stock if the Stock Contingency has occurred prior to the maturity date and if the Company has registered the shares on an effective registration statement filed with the Securities and Exchange Commission. If the Company elects to prepay the Notes with common stock, the shares will be valued at 95% of the average closing price of the common stock, as reported on the Nasdaq National Market, for the five trading days prior to repayment, subject to a price floor.

The Company has also agreed to pay up to an additional $39,450,000 in revenue-based earn-out payments, based on future sales of FazaClo (clozapine USP), Alamo’s orally disintegrating drug for the treatment of refractory schizophrenia. These earn-out payments are based on FazaClo sales in the United States from the closing date of the acquisition through December 31, 2018 and are payable as follows:

• Either a promissory note, of like tenor to the Second Note, in the principal amount of $4,000,000 if FazaClo sales, as reported by IMS Health Incorporated, for each of the months of April and May 2006 exceeds $1,266,539, or, if such condition is not satisfied, then (A) a promissory note, of like tenor to the Second Note, in the principal amount of $2,000,000, payable if monthly FazaClo net product sales, as reported by the Company, exceed $1,000,000 for all three months in a given fiscal quarter, and (B) a promissory note, of like tenor to the Second Note, in the principal amount of $2,000,000, payable if monthly FazaClo net product sales, as reported by the Company, exceed $1,500,000 for all three months in a given fiscal quarter (such note(s) being the "Earn-Out Notes");

• Cash payment of $10,450,000 if FazaClo net product sales, as reported by the Company, exceed $40,000,000 over four consecutive fiscal quarters; and

• Cash payment of $25,000,000 if FazaClo net product sales, as reported by the Company, exceed $50,000,000 over four consecutive fiscal quarters.

If the Second Note has been repaid at the time that the Earn-Out Notes would otherwise have been issued, then the Company will pay these amounts in cash in lieu of issuing the notes. The Company has also agreed to pay the Selling Holders one-half of all net licensing revenues received from licenses of FazaClo outside of the United States.

The Agreement contains customary representations and warranties and indemnification obligations in favor of the Company by the Selling Holders, which obligations are secured by the Third Note. The Agreement also contains a mechanism to adjust the principal amount of the Second Note if FazaClo product returns exceed certain levels in the six months following the closing of the acquisition.

The Company's Board of Directors retained Duff & Phelps to serve as the Board's independent financial advisor on the transaction. Duff & Phelps reviewed the terms of the Agreement and performed certain analyses and provided the Board with a favorable opinion regarding the fairness, from a financial point of view, of the transaction to the public shareholders of the Company (without giving effect to any impacts of the Transaction on any particular shareholder other than in its capacity as a shareholder).

On May 23, 2006, the Company issued a press release announcing the execution of the Agreement. A copy of this press release is filed herewith as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 2.01 regarding the terms of the Notes issued on May 24, 2006 by the Company to the Selling Holders pursuant to the Agreement is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired. The financial statements of Alamo required to be filed under this Item 9.01(a) will be filed by an amendment to this Form 8 K not later than August 10, 2006 (71 calendar days after the date that this Form 8-K must be filed to report the closing of the acquisition of Alamo).

(b) Pro Forma Financial Information. The pro forma financial statements required to be filed under this Item 9.01(b) will be filed by an amendment to this Form 8-K not later than August 10, 2006 (71 calendar days after the date that this Form 8-K must be filed to report the closing of the acquisition of Alamo).

(c) Shell Company Transactions. Not applicable.

(d) Exhibits. The following exhibits are filed with this Form 8-K.

Exhibit No. Description
99.1 Press release, dated May 23, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avanir Pharmaceuticals

May 26, 2006	By:	Michael Puntoriero

Name: Michael Puntoriero
Title: Senior Vice President, Finance and CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated May 23, 2006